UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 7, 2016

Willis Towers Watson Public Limited Company
(Exact name of registrant as specified in its charter)

Ireland	001-16503	98-0352587
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

c/o Willis Group Limited, 51 Lime Street, London, EC3M 7DQ, England and Wales
(Address, including Zip Code, of Principal Executive Offices)

Registrant’s telephone number, including area code: (011) (44)-(20)-3124-6000

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.

As previously disclosed in a Current Report on Form 8-K, filed on April 6, 2016 (the “Settlement in Principle 8-K”), on March 31, 2016, Willis Towers Watson Public Limited Company and several of its subsidiaries entered into a settlement in principle with respect to litigation concerning The Stanford Financial Group (“Stanford”).  As contemplated by the settlement in principle, the parties thereto have entered into a formal Settlement Agreement, the material terms of which are the same as those described in the Settlement in Principle 8-K.  On September 7, 2016, the Settlement Agreement was submitted to the U.S. District Court for the Northern District of Texas (the “Court”), together with a motion by certain of the plaintiffs in the Stanford-related litigation for approval of the settlement and entry of the orders, including the bar orders, provided for in the Settlement Agreement (as described in the Settlement in Principle 8-K) (the “Approval Motion”).  The timing of any final decision on the Settlement Agreement and the Approval Motion is subject to the discretion of the Court and any appeal, and the Court may decide not to approve the Settlement Agreement.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WILLIS TOWERS WATSON PUBLIC LIMITED COMPANY
(Registrant)

Date: September 9, 2016	By:	/s/ Neil D. Falis
	Name:	Neil D. Falis
	Title:	Deputy Corporate Secretary